Contacts:
Retrophin, Inc.	Rx Communications Group
Marc Panoff, CFO	Paula Schwartz (Investors)
646-546-3671	(917) 322-2216
marc@retrophin.com	pschwartz@rxir.com

Jeffrey Paley, MD, Joins Retrophin Inc.’s Board of Directors

New York, NY (November 14, 2013) – Retrophin, Inc. (OTCQB: RTRX) today announced that it has appointed Jeffrey Paley, MD to its Board of Directors, effective November 15, 2013.  This latest appointment brings the Company’s Board to five members.

Commenting on today’s news, Martin Shkreli, Founder, President and Chief Executive Officer of Retrophin, noted, “We are delighted to welcome Jeff as the newest member of our Board of Directors. Retrophin is currently in an expansion phase and Jeff’s extensive clinical expertise, as well as his experience working with analysts and investors, will be invaluable.  We look forward to Jeff’s joining our Board and for his help in guiding Retrophin in further developing its Research and Development program and pursuing strategic financings and acquisitions.”

Dr. Paley has been an active clinician and consultant in the healthcare industry for the past 18 years, during which time he has consulted for over 30 analysts and portfolio managers in the biotechnology, pharmaceutical, specialty pharmaceutical and medical technology arenas, reviewing the clinical, preclinical and regulatory pedigrees of numerous therapeutics and devices. Prior to his work for the buy-side, Dr. Paley also consulted directly for several biotechnology and specialty pharmaceutical companies.  Dr. Paley founded Access Medical Associates, PC in 2003, after spending five years on the full-time academic faculty of Weill Cornell Medical College, where he served as Director of Clinical Research at the Cornell Internal Medicine Associates. At Weill Cornell, Dr. Paley was also a principal or co-principal investigator on several studies of diabetes, hypertension, and cholesterol disorders, including the landmark ACCORD study of intensive hyperglycemia, hypertension and hyperlipidemia management.  Additional clinical interests include, sleep disorders, weight loss, adult attention-deficit disorder, and cardiovascular disease prevention. Dr. Paley trained at Harvard Medical School and completed a residency in Internal Medicine at Massachusetts General Hospital.

About Retrophin
Retrophin is a pharmaceutical company focused on the discovery and development of drugs for the treatment of debilitating and often life-threatening diseases for which there are currently no viable patient options. The Company is currently focused on several catastrophic diseases affecting children, including Focal Segmental Glomerulosclerosis (FSGS), Pantothenate Kinase-Associated Neurodegeneration (PKAN) and Duchenne Muscular Dystrophy. Retrophin's lead compound, RE-021, is scheduled to begin enrollment in a potentially pivotal Phase 2 clinical trial for the treatment of FSGS during 2013. For additional information, please visit www.retrophin.com.

Forward-Looking Statements
This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect the Company's business. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.  Investors are referred to the full discussion of risks and uncertainties as included in the Company's filings with the Securities and Exchange Commission.

# # #